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Exhibit 10.5(b)

CONSENT AND THIRD AMENDMENT
TO STANDBY PURCHASE
AND NOTE SUPPORT AGREEMENT

        THIS CONSENT AND THIRD AMENDMENT (this "Third Amendment"), dated as of December 30, 2001, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware Corporation ("L-P"), BANK OF AMERICA, N.A., a national banking association ("BofA"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank ("CIBC").

RECITALS:

        A.    L-P, BofA and CIBC are parties to a Standby Purchase and Note Support Agreement, dated as of August 16, 1999, as amended by the Waiver and First Amendment to Standby Purchase and Note Support Agreement, dated as of July 18, 2001, and the Second Amendment (the "Second Amendment") to Standby Purchase and Note Support Agreement, dated as of November 15, 2001 (collectively, the "Agreement"), pursuant to which L-P has agreed to purchase certain Installment Notes (as such term is defined therein) from BofA and CIBC under certain circumstances.

        B.    L-P previously entered into a Credit Agreement, dated as of November 15, 2001 (the "Credit Agreement"), by and among L-P, the several financial institutions from time to time party thereto (collectively, the "Banks"), and BofA, as agent for the Banks, certain covenants of which were incorporated by reference in the Agreement upon the effectiveness of the Second Amendment.

        C.    Concurrently with the execution of this Third Amendment, L-P, Banks constituting "Required Lenders" under the Credit Agreement, and BofA, as agent for the Banks, are entering into a Consent and First Amendment, dated as of December 30, 2001 (the "Consent and First Amendment"), pursuant to which (i) such Banks are consenting to the exclusion of certain non-cash unusual charges from the calculation of Consolidated Net Income (as defined in the Credit Agreement) for the four consecutive fiscal quarter period ended December 31, 2001, and (ii) L-P and such Banks are amending Section 7.01(n) of the Credit Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

          Consent and Acknowledgement.

    (a)
    BofA and CIBC hereby consent to the exclusion described in Section 2 of the Consent and First Amendment and BofA and CIBC acknowledge that such consent is effective as a consent applicable in respect of the covenants as incorporated in the Agreement.

      BofA and CIBC hereby consent to the amendment to the Credit Agreement described in Section 3 of the Consent and First Amendment and BofA and CIBC acknowledge that such amendment is effective pursuant to Section 2(a)(i) of the Agreement as an amendment of such covenants as incorporated in the Agreement.

        2.    Representations and Warranties.  L-P hereby represents and warrants as follows:

          (a)  No breach or default has occurred and is continuing under the Agreement, as amended by this Third Amendment.

          (b)  The execution, delivery and performance of this Third Amendment by L-P have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation of L-P, enforceable against L-P in accordance with its respective terms, without defense, counterclaim or offset, except as enforceability may be limited by Debtor Relief Laws (as defined in the Credit Agreement) or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c)  All its representations and warranties contained in the Agreement as amended by this Third Amendment are true and correct as though made on and as of the Effective Date, as defined below in Section 4 (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

          (d)  It is entering into this Third Amendment on the basis of its own investigation and for its own reasons, without reliance upon BofA or CIBC or any other person.

        3.    Effective Date.  This Third Amendment will become effective as of the date (the "Effective Date") on which (a) the effective date (as defined in the Consent and First Amendment) has occurred, and (b) BofA and CIBC have received an original or facsimile of this Third Amendment, duly executed by BofA, CIBC and L-P.

        4.    Miscellaneous.

          (a)  Except as expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Third Amendment. This Third Amendment shall be deemed incorporated into, and a part of, the Agreement.

          (b)  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Third Amendment (including, without limitation, any holder of Installment Notes other than BofA or CIBC and any trustee under the indenture under which the Installment Notes were issued).

          (c)  This Third Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

          (d)  This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          (e)  This Third Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Third Amendment supersedes all prior drafts and communications with respect thereto. This Third Amendment may not be amended except in accordance with the provisions of Paragraph 3(b) of the Agreement.

          (f)    If any term or provision of this Third Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Third Amendment or the Agreement, respectively.

          (g)  L-P hereby covenants to pay or to reimburse BofA and CIBC, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with the development, preparation, negotiation, execution and delivery of this Third Amendment, and any other amendments or other documents relating to this Third Amendment.

[REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent and Third Amendment to Standby Purchase and Note Support Agreement as of the date first above written.

LOUISIANA-PACIFIC CORPORATION
By:

Name:

Title:

BANK OF AMERICA, N.A.
By:

Name:

Title:

CANADIAN IMPERIAL BANK OF COMMERCE
By:

Name:

Title:

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  Exhibit 10.5(b)